Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Announces March Investor Conference Schedule

HOUSTON, Feb. 27, 2012 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced its March investor conference schedule.

Group 1’s management will meet with institutional investors during the 2012 KeyBanc Capital Markets Consumer Conference on Feb. 29 and March 1 at the InterContinental New York Barclay in New York City.

Management will also meet with institutional investors during the Stifel Nicolaus 2012 Consumer Conference on March 6 at The St. Regis New York hotel in New York City.

Additionally, management will present at Sidoti & Company’s 16th Annual Emerging Growth Institutional Investor Forum on March 20 at the Grand Hyatt New York in New York City. The presentation will provide an overview of Group 1’s financial results and operating strategy. Group 1 is scheduled to present at 2:00 p.m. ET. The presentation will not be webcast.

The associated handouts and presentation will be made available on the Investor Relations section of Group 1’s website at http://www.group1corp.com/news/events.aspx.

About Group 1 Automotive, Inc.
Group 1 owns and operates 111 automotive dealerships, 143 franchises, and 28 collision centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor Contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 | kpaper@group1auto.com

Media Contacts:
Pete DeLongchamps
V.P. Financial Services and Manufacturer Relations
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com